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                                                                   Exhibit 10.02

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

<< >>
CONFIDENTIAL TO: << >> << >>

In the meeting on (DATE), the Compensation Committee of the Board of Directors granted to you Performance Units under the Steelcase Inc. Incentive Compensation Plan (the "Plan"), subject to the terms of this Award Agreement.

This Award Agreement provides additional information regarding your Award and your rights under the Plan. A copy of the Plan has already been provided to you. If there is any inconsistency between this Award Agreement and the Plan, the Plan controls. Capitalized terms used in this Award Agreement are defined in the Plan, unless defined here.

OVERVIEW OF YOUR AWARD

1.    TYPE OF AWARD: Performance Units as authorized under Section 9 of the
      Plan.

2.    TARGET NUMBER OF PERFORMANCE UNITS UNDER THIS AWARD: << >>

3.    AWARD DATE: << >>

4. PERFORMANCE MEASURE: Cash flow per share during the three-year performance period, as outlined in Section 12 of the Plan.

5.    PERFORMANCE PERIOD: The Performance Period for this Award is << >> through
      << >>

6. NUMBER OF PERFORMANCE UNITS EARNED: After completion of the Performance Period, the number of Performance Units earned under this Agreement will be paid in Shares or cash and vest in accordance with the following schedule:

     ACTUAL                         Number of      Vesting at
   PERFORMANCE           % OF   Performance Units    << >>     Vesting at  Vesting at
      LEVEL             TARGET      Earned           (33%)     << >> (66%) << >> (100%)
-----------------       ------  -----------------  ----------  ----------  ----------
<< >> - << >>/share        0%           -               -          -          -
<< >> - << >>/share       50%         << >>           << >>      << >>      << >>
<< >> - << >>/share      100%         << >>           << >>      << >>      << >>
<< >> - << >>/share      150%         << >>           << >>      << >>      << >>
<< >> or more/share      200%         << >>           << >>      << >>      << >>

    The earned Shares will be transferred to you at the vesting date.


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7.    DIVIDEND EQUIVALENTS ON EARNED PERFORMANCE UNITS: A sum, the amount of which is the equivalent of dividends declared during the Performance Period with respect to the shares underlying your earned Performance Units will be paid as soon as practicable following the end of the Performance Period, either in cash or in stock, as determined by the Board of Directors. Cash equivalents will be valued as of the date(s) on which the dividend(s) were declared during the Performance Period. Stock dividends will be valued at the Fair Market Value measured at the end of the Performance Period, and will be governed by Article 17.1 of the Plan. Any payments made are not actual dividends (see paragraph 13). You do not become a shareholder during the Performance Period, but rather at the date of vesting upon transfer of the Shares into your name.

8.    DEATH, DISABILITY OR RETIREMENT DURING THE PERFORMANCE PERIOD:

      a) If you die or become totally and permanently disabled while an Employee during the Performance Period, the target number of Performance Units will be deemed earned and corresponding Shares vested according to the following schedule. Any remaining unearned Performance Units will be forfeited.

            -     If death or qualifying disability occurs from << >> through
                  << >>, << >> Performance Units will immediately be earned and corresponding Shares vested.

            -     If death or qualifying disability occurs from << >> through
                  << >> , << >> Performance Units will immediately be earned and corresponding Shares vested.

            -     If death or qualifying disability occurs from << >> through
                  << >> , << >> Performance Units will immediately be earned and corresponding Shares vested.

      b) In the event of your retirement during the Performance Period, you will be treated as continuing in employment for purposes of earning and vesting in your Award. You will be considered to have retired if your termination of employment occurs after your age plus years of continuous service total 80 or more.

9.    DEATH, DISABILITY OR RETIREMENT FOLLOWING THE PERFORMANCE PERIOD:

      a) The Shares corresponding to all earned Performance Units will become immediately vested if you die or become totally and permanently disabled while an Employee after the Performance Period.

      b) In the event of your retirement after the Performance Period, you will be treated as continuing in employment for purposes of vesting in your Award. You will be considered to have retired if your termination of employment occurs after your age plus years of continuous service total 80 or more.

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10.   FORFEITURE OF AWARDS:

      a) All unearned Performance Units will be forfeited upon a termination of your employment during the Performance Period for any reason other than death, total and permanent disability or retirement.

      b) All unvested Shares will be forfeited upon a termination of your employment following the Performance Period for any reason other than death, total and permanent disability or retirement.

      c) If you engage in any Competition (as defined in the Plan and determined by the Administration Committee in its discretion) within twelve months of vesting in any Shares granted pursuant to this Award Agreement, (i) you will forfeit any unvested Shares granted under this Award Agreement and (ii) you must return to the Company the Fair Market Value (measured as of the Grant Date) of any Shares in which you vested during the twelve months prior to your engagement in such Competition.

11. CHANGE IN CONTROL: Notwithstanding anything herein to the contrary, upon a Change in Control after << >>, all Performance Units granted pursuant to this Award Agreement will become immediately earned at the target number of Performance Units and corresponding Shares fully vested, and shall be paid out to you in Shares within thirty (30) days of the Change in Control.

12. TRANSFER: Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

13. VOTING RIGHTS AND DIVIDENDS: During the Performance Period, you will not have voting rights with respect to your Performance Units and, other than as set forth in Section 7 of this Award Agreement, you will not be entitled to receive any dividends declared with respect to your Performance Units. After the vesting period, Shares will be transferred to you and you will obtain voting rights and be entitled to receive any dividends declared with respect to your vested Shares.

14. TAXES: The Company will make the required tax reporting to you and the IRS and any other authority to whom social security and income tax is due. The Company has the right to withhold Shares or cash that would otherwise be received by you for the statutory minimum Federal, state, local, or foreign authority withholding tax due. The Company may also collect withholding tax directly from you.

15. ADMINISTRATION: This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee or its designee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

16. REQUIRED APPROVALS: This Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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17.   GOVERNING LAW: To the extent not preempted by federal law, this Award
      Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, USA.

18. AMENDMENT: This Award Agreement may be amended or modified by the Committee as long as the amendment or modification does not materially adversely affect your Award, provided, however, that the Company may amend this Award Agreement in any manner reasonably intended to avoid the acceleration of tax and the possible imposition of penalties under Section 409A of the Code.

By signing this Award Agreement, you hereby acknowledge:

(a) that the Plan is discretionary in nature and may be suspended or terminated at any time;

(b) that each grant of a Performance Unit is a one-time benefit which does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units;

(c) that all determinations with respect to future grants, if any, including, but not limited to, the times when the Performance Units shall be granted, the number of Units subject to each grant, and the time or times when each Share shall vest, will be at the sole discretion of the Board of Directors;

(d) that your participation in the Plan does not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause;

(e)   that your participation in the Plan is voluntary;

(f) that the value of the Performance Units is an extraordinary item of compensation which is outside the scope of your employment contract, if any;

(g) that the Performance Unit is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(h) that the right to the grant ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Award Agreement; and

(i) that the future value of the Performance Units is unknown and cannot be predicted with certainty.

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By signing this Award Agreement, and as a condition of the grant of the
Performance Units, you hereby consent to the collection, use and transfer of personal data as described below.

You understand that the Company and its subsidiaries hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social security number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Units or other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan ("Data").

You further understand that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of your participation in the Plan, and that the Company and/or its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan ("Data Recipients"). You understand that these Data Recipients may be located in your country of residence or elsewhere.

You hereby authorize the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf.

You understand that you may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company. You further understand that withdrawing consent may affect your ability to participate in the Plan and/or may affect your Award.

If you have any questions regarding your Award or this Award Agreement, or would like a copy of the Plan, please contact << >>, Manager, Compensation, at << >>.

Sincerely,

James P. Hackett
President and CEO

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Please acknowledge your agreement to participate in the Plan and this Award
Agreement, and to abide by all of the governing terms and provisions, by signing the following representation. Your signed representation must be returned by
<< >> to:

Compensation Department (CH-2E-04)
Steelcase Inc.
PO Box 1967
Grand Rapids, MI  49501-1967

AGREEMENT TO PARTICIPATE

By signing a copy of this Award Agreement and returning it I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions that may limit my rights under this Award Agreement. Without limiting the generality of the preceding sentence, I understand that, subject to the terms of the Plan and this Award Agreement, my right to the Performance Units granted under this Award is conditioned upon my continued employment with the Company.

Date: ____________________________________________
Participant: _____________________________________

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